Exhibit 99.1

K-Swiss Sets Special Stockholders Meeting Date

    WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Nov. 3, 2004--K-Swiss Inc. (NASDAQ/NM: KSWS) today announced that the Board of Directors has called a special meeting of stockholders to be held on December 15, 2004, to seek stockholder approval for an amendment to the Company's
1999 Stock Incentive Plan to increase the number of shares subject thereto from 3,600,000 to 4,600,000 and to approve and ratify the Company's 1999 Stock Incentive Plan, as amended and restated. The
Company will also seek stockholder approval for the Company's Economic Value Added Bonus Plan, as amended, to comply with Section 162(m) of the Internal Revenue Code. Stockholders of record as of November 10, 2004, will be entitled to notice of and the right to vote at the special meeting.
    K-Swiss Inc. designs, develops and markets an array of athletic footwear for high performance sports use, fitness activities and casual wear under the K-Swiss brand. The Company also designs and manufactures footwear under the Royal Elastics brand. Royal Elastics, a wholly owned subsidiary, is the leading innovator of slip-on, laceless footwear.

    Important Information For Investors And Stockholders:

    K-Swiss Inc. has filed a preliminary proxy statement and will file a definitive version of such document with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS SET FORTH ABOVE. INVESTORS AND STOCKHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S SECRETARY AT 31248 OAK CREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91361. The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed matters. Information regarding such persons is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on February 5, 2004, and proxy statement for its 2003 annual meeting of stockholders filed with the SEC on April 5, 2004. Additional information regarding such persons and a description of their direct and indirect interests in the Company are set forth in the proxy statement.

    CONTACT: K-Swiss Inc., Westlake Village
             George Powlick, 818-706-5100